Exhibit 99.1

                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
             CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. Section 1350

         In connection with the Quarterly Report on Form 10-QSB for the period ended September 30, 2002 (the "Form 10-QSB") of Guaranty Financial Corporation (the "Company"), we, William E. Doyle, Jr., Chief Executive Officer of the Company, and Thomas F. Crump, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

         (a)      the  Form  10-QSB  fully  complies  with the  requirements  of
                  Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-QSB.




         By:   /s/William E. Doyle, Jr.                Date:  November 14, 2002
            --------------------------------------
                  William E. Doyle, Jr.
                  Chief Executive Officer


         By:   /s/Thomas F. Crump                       Date:  November 14, 2002
            --------------------------------------
                  Thomas F. Crump
                  Chief Financial Officer